EXHIBIT 2

CROFF ENTERPRISES, INC.
PLAN OF CORPORATE DIVISION AND REORGANIZATION
OCTOBER 25, 2007

Plan of Corporate Division and Reorganization adopted by the Croff Enterprises, Inc. (“Croff”) Board of Directors, pursuant to unanimous approval by resolution of the board of directors on September 27, 2007.

1.0   Name and General Description of Plan.

This Plan of Corporate Division and Reorganization (hereafter the “Plan”), as adopted, involves the creation of a related private Utah corporation to be organized and known as Croff Oil Company (“Croff Oil”).  The Plan calls for the transfer of all preferred “B” pledged assets (oil and gas assets of Croff Enterprises as more particularly set-out in the attached and incorporated Schedule “A”), and liabilities to Croff Oil for the consideration of each existing preferred “B” shareholder of Croff being entitled to receive one restricted common share of Croff Oil for each preferred “B” shares currently held.  Three of the current directors of Croff, Mr. Gerald L. Jensen, Mr. Richard Mandel, Jr. and Mr. Julian D. Jensen have agreed to be named and to serve on the initial interim board of directors for Croff Oil and to designate managment of the new entity primarily from their own membership.  The Croff preferred “B” shares would then be cancelled of record.  Each preferred “B” shareholder would be given a notice of this Plan pursuant to the shareholders list as of November, 2007, and will be afforded an opportunity and request to tender “B” shares for Croff Oil restricted common shares on a one-to-one basis.  All further transfers of preferred “B” shares will be cancelled as of that date.  The Plan also provides, as more particularly set-out below, a provision for future exchange of cancelled preferred “B” shares rights for Croff Oil common shares and subsequent treatment of all preferred “B” shares not exchanged in 2007 to remain as a right to exchange within the designated period of time provided under the Utah statutes.  Croff Enterprises would continue on as a public “shell” corporation seeking various merger or acquisition or other reorganization opportunities.  This Plan of Corporate Division and Reorganization will subsequently be designated for the purposes of this document simply as “The Plan”.  The Plan will become effective and close pursuant to a submitted proxy statement which will be distributed to all shareholders of record for majority approval, along with reelection of the Croff Enterprises Board and ratification of its selection of an independent auditor (“The Proxy”).  Upon majority shareholder approval, the Plan will be immediately effective.  This paragraph is intended to constitute only a general description of the Plan, which is more fully set-out below.

2.0   Dissenting Shareholder Rights.

The Board has determined, in consultation with its legal counsel, that all Croff Enterprises shareholders will be entitled under Utah law, Utah Code Annotated §16-10a-1301-1331, to an opportunity to exercise dissenting shareholder rights under the Utah Code provisions.  In essential terms, these dissenting shareholder rights will include:

•	Notice of the Plan.

•	A determination to value the Croff preferred “B” shares for cash redemption purposes by the Board at $4.25/share.

•	A determination to value the common Croff shares for dissenting shareholder redemption purposes at $1.50/share.

•
A preparation and dissemination to all Croff shareholders of a standard form dissenting shareholder notice packet and election form to be included as part of the proxy materials with applicable code provisions attached and as further outlined below.

The Board further understood and includes as part of this Plan its’ understanding that if a Croff shareholder wishes to dissent, the proxy materials should clearly describe that any such shareholder should not vote upon or approve the balance of the Plan dealing with the corporate division, asset transfer and the termination of the preferred “B” shares.  Thereafter, dissenting shareholders may elect to exercise their dissenting shareholder rights for cash which would be paid by Croff within the prescribed time limits and manner under Utah law.  Should any shareholder not agree to the valuation of the preferred “B” and/or common shares determined by the Board, as described above, the shareholder package will describe their right to proffer an alternative valuation and the right of the Croff to either accept and reject such alternative valuation and with an ultimate right to seek judicial determination concerning valuation of the shares.  All of these provisions will be set-out in the dissenting shareholder packet and also include the required provisions under the Utah Code to be attached.  The Board has determined, as part of the Plan, that the president of the company in consultation with legal counsel may prepare the dissenting shareholder package as part of the proxy process without further direct Board review, so long as prepared and distributed in accordance with this Plan.

3.0   Preferred “B” Redemption Rights and Procedures.

As part of the Plan, the Board has determined that the proxy materials will contain a notice and request for preferred “B” shareholders to return their restricted cancelled preferred “B” shares, if not exercising dissenting shareholder rights, in exchange for the Croff Oil restricted common shares.  The common shares will be restricted as they will not be subject to any registration and are believed by the Board, upon consultation with its legal counsel, to be issued pursuant to this reorganization as shares exempt from registration under federal and state law.  Any preferred “B” shares, after the closing of the Plan of Reorganization, shall be exchanged one-to-one without cost to shareholders for restricted common shares of Croff Oil.  However, if “B” preferred shares are not received within a period as prescribed by Utah law for “lost and abandoned” property (generally being a period of five (5) years); Croff may then tender any remaining preferred “B” redemption rights and resulting common shares of Croff Oil to the State of Utah for further notice to shareholders and potential escheat to the State of Utah.  A general notice and description of this process as part of the proxy statement, shall be to be mailed to all shareholders of record, but will not require any further or subsequent notice to shareholders who cannot be found based upon the current official shareholder (common and preferred “B” lists) of Croff as employed for the proxy solicitation.  Reasonable efforts, using online search firms, to find such shareholders will continue, until there is sufficient evidence of not less than two non-deliveries to any shareholder of Croff.

4.0   Adoption of and Implementation the Plan.

This Plan will not be executed until after receiving a majority shareholder approval of both the Croff common and preferred “B” shareholders as more particularly set-out in the intended proxy solicitation.  The Board will separately review and approve by resolution the proxy solicitation to be prepared in accordance with this Plan along with the proxy ballots to be employed and the notice provisions to be utilized.  The Board confers on its president, in consultation with Croff’s legal counsel, the right to organize and file the Articles of Croff Oil Company, to issue shares to be distributed and to sign related documents and to take all other reasonable and necessary steps to implement the Plan consistent with the terms set-out herein without further Board review.

5.0   Board Intent.

It is the intent of the Board by the adoption this Plan to transfer the oil and gas assets to a private entity with the same relative ownership percentage interest of the Croff preferred “B” shareholders as currently exists in Croff Enterprises. The shareholders of Croff Enterprises holding preferred “B” shares would continue to hold their common shares in the same proportion as held previous to the Plan and are not believed to be diluted or otherwise adversely affected by this Plan.  In addition, it is the position of the Board that the transfer of the oil and gas assets may enhance and improve the probability of Croff Enterprises finding more suitable and appropriate merger, acquisition or reorganization candidates to go forward with its intended business purpose of finding such a candidate and in completing a acceptable Plan of Merger, acquisition or other reorganization; but, without any reduction to or diminution of Croff shareholder rights or value in the oil and gas assets or voting control in Croff Enterprises.

It is the further intent of the Board in adopting this Plan that the closing of the Plan of Reorganization be completed and assets transferred legally and beneficially of record as soon as possible after the proxy solicitation and assuming majority approval of such proxy solicitation is obtained.  The President/CEO of the company, Mr. Gerald L. Jensen, will be given broad discretion to notice the closing and to sign all documents or other evidence of transfer or assignment on behalf of Croff Enterprises consistent with the terms and provision of this Plan as previously set-out.  The president, without further Board approval or review, may prepare and have approved all ancillary documents of assignment, transfer and closing, including bills of sale or other provisions consistent with this Plan as approved.

6.0   Distribution of Plan.

This Plan, as signed, shall be deemed fully adopted and is intended to be attached to and be part of the proxy solicitation sent to shareholders of record of Croff Enterprises and may be filed without further board review or approval as one of the exhibits to the proxy solicitation.

7.0   Miscellaneous.

7.1           This Plan shall be applied and construed in accordance with Utah law.

7.2           The president/CEO of Croff shall have broad discretion and authority to implement this Plan and execute such other documents as reasonably consistent with theterms and provisions of this Plan.

7.3           The Plan may also be amended or modified by board approval as may be necessary to the proxy solicitation approval process with a copy of any amendment orsupplement being attached.

7.4           Should there be required any interpretation or application of this Plan, it is theintent of the Board that all terms be given reasonable construction and the Plan beimplemented so far as possible notwithstanding any error in syntax, grammar, gender or other usage, or any conflicting, void or voidable provisions or ambiguity.

7.5           The Plan shall fully incorporate and be subject to all provisions of Utah law,whether specifically cited or not, and its terms shall be deemed amended as necessarywithout further board approval to conform with any Utah statutory provision.

ADOPTED this 25th day of October, 2007.

By the Board of Directors:

/s/ Gerald L. Jensen____________________________
Gerald L. Jensen, Director and Chairman of the Board

/s/ Richard Mandel, Jr.
Richard Mandel, Jr., Director

/s/ Julian D. Jensen_____
Julian D. Jensen, Director

/s/ Harvey Fenster_____
Harvey Fenster, Director

Schedule A

Summary Description of Croff
Oil and Gas Assets to be Transferred
October 22, 2007

Croff Preferred B Assets

The Croff Preferred B assets shall consist of all tangible and intangible oil and gas assets and liabilities belonging to Croff Enterprises, Inc. These shall include all perpetual mineral interests, all leases, all producing and non-producing wells on those leases, and all intangible rights connected to such properties including the banking accounts for the Preferred B assets and the accounts receivable and other intangible rights and assets in connection therewith, and all liabilities, debts, encumbrances, payables, and liabilities of any nature whatsoever, directly or indirectly connected with the above assets. A list of the wells and counties in which leases are located, constituting substantially all of the existing wells, are attached hereto as Schedule A-1 and Schedule A-2.

Schedule A-1

All leases, all producing and non-producing wells on those leases, and all intangible rights connected to such properties in the following states and counties including but not limited to:

COUNTY	STATE
LAMAR	AL
LA PLATA	CO
ROUTT	CO
RIO BLANCO	CO
WASHINGTON	CO
OTSEGO	MI
OSCEOLA	MI
INGHAM	MI
CHEBOYGAN	MI
DAWSON	MT
GLACIER	MT
BILLINGS	ND
BURKE	ND
MCKENZIE	ND
MOUNTRAIL	ND
WILLIAMS	ND
LEA	NM
RIO ARRIBA	NM
BEAVER	OK
KINGFISHER	OK
LE FLORE	OK
MAJOR	OK
WOODWARD	OK
MIDLAND	TX
DE WITT	TX
HARDEN	TX
NUECES	TX
WHARTON	TX
CARBON	UT
DUCHESNE	UT
WASATCH	UT
UINTAH	UT
LINCOLN	WY
SUBLETTE	WY
CAMPBELL	WY
CROOK	WY
NATRONA	WY
SUBLETT	WY
SWEETWATER	WY
CARBON	WY

Schedule A-2

All perpetual mineral interests, all leases, all producing and non-producing wells on those leases, and all intangible rights connected to such properties in the following states and counties including but not limited to:

NAME	STATE	COUNTY	WI	NRI	ORRI	RI
BRADFORD E L 19-15	AL	LAMAR	0.0052084	0.0044148	N/A	N/A
BURNS 1-29	CO	WASHINGTON	0.1875	0.1640625	N/A	N/A
LONGKNIFE	CO	WASHINGTON
CRAIG K GU/A/1 APO,2	CO	LA PLATA	N/A	N/A	N/A	0.0035578
CRAIG K GU/A/1 APO,2	CO	LA PLATA	N/A	N/A	N/A	0.0035578
EVERETT JONES GU #1, #2	CO	LA PLATA	N/A	N/A	N/A	0.0009205
EVERETT JONES GU #1, #2	CO	LA PLATA	N/A	N/A	N/A	0.0024427
GROFF GU /A/#2	CO	LA PLATA	N/A	N/A	N/A	0.0022273
GROFF GU /A/SEC 29	CO	LA PLATA	N/A	N/A	N/A	0.0022273
JONES 1-11	CO	ROUTT	0.05	N/A	N/A	N/A
KELLY, ROGER D GU/#1	CO	LA PLATA	N/A	N/A	N/A	0.0023438
KELLY, ROGER D GU/#1	CO	LA PLATA	N/A	N/A	N/A	0.0023438
KELLY, ROGER D GU/#2	CO	LA PLATA	N/A	N/A	N/A	0.0023438
KELLY, ROGER D GU/#2	CO	LA PLATA	N/A	N/A	N/A	0.0023438
LINDNER SLATEN GU/A/1,2	CO	LA PLATA	N/A	N/A	N/A	0.0010326
LINDNER SLATEN GU/A/1,2	CO	LA PLATA	N/A	N/A	N/A	0.0010326
TURNER SECURITIES GU/A#1	CO	LA PLATA	N/A	N/A	N/A	0.0023438
TURNER SECURITIES GU/A#1	CO	LA PLATA	N/A	N/A	N/A	0.0023438
TURNER SECURITIES GU/A#2	CO	LA PLATA	N/A	N/A	N/A	0.0023438
TURNER SECURITIES GU/A#2	CO	LA PLATA	N/A	N/A	N/A	0.0023438
ZELLITTI GU/A 1,2	CO	LA PLATA	N/A	N/A	N/A	0.0023438
ZELLITTI GU/A 1,2	CO	LA PLATA	N/A	N/A	N/A	0.0023438
CHARLTON EAST	MI	OTSEGO	0.0032376	0.0026097	0.0078463	N/A
MARION 1-36	MI	OSCEOLA	0.0081389	0.0067289	N/A	N/A
MARION 2-36	MI	OSCEOLA	0.0019116	0.0015959	N/A	N/A
SCHEFFLER 1-29	MI	INGHAM	0.5225	0.406175	N/A	N/A
ST FOREST 1 14	MI	CHEBOYGAN	0.2	0.175	N/A	N/A
SUNBELT INVESTMENTS 1-28	MI	INGHAM	0.5053125	0.3927688	N/A	N/A
BN A #1	MT	DAWSON	0.0627812	0.0511739	N/A	N/A
BRATCHER FORTHUN 1-5R	ND	-	0.0437507	0.0343713	0.0003685	N/A
BRENNA 42-14	ND	MCKENZIE	0.0625	0.0427734	N/A	N/A
DOLAN 7-28	ND	MOUNTRAIL	N/A	N/A	0.0036562	N/A
GLASS BLUFF UNIT	ND	-	N/A	N/A	N/A	0.0001895
LEE 1-21	ND	-	N/A	N/A	0.0080666	N/A
NOVAK 25-11	ND	MCKENZIE	0.097084	0.079737	N/A	N/A
STENEHJEM L M #1	ND	MCKENZIE	0.0014605	0.001209	N/A	N/A
HAGER #1	NM	LEA	N/A	0.0046875	N/A	N/A
HAGER #1	NM	LEA	0.0058594	0.0046875	N/A	N/A
SAN JUAN 29-7 63C-DK	NM	RIO ARRIBA	N/A	N/A	0.000375	N/A
SAN JUAN 29-7 DAKOTA TR 2	NM	RIO ARRIBA	N/A	N/A	0.003	N/A
SAN JUAN 29-7 DK: TR 11 GAS	NM	RIO ARRIBA	N/A	N/A	0.003	N/A
SAN JUAN 29-7 DK: TR 11 OIL	NM	RIO ARRIBA	N/A	N/A	0.005	N/A
SAN JUAN 29-7 FRT COAL TR 11	NM	RIO ARRIBA	N/A	N/A	0.005	N/A
SAN JUAN 29-7 FRT COAL TR 2	NM	RIO ARRIBA	N/A	N/A	0.005	N/A
SAN JUAN 29-7 MESAVERDE TR 11	NM	RIO ARRIBA	N/A	N/A	0.005	N/A
SAN JUAN 29-7 MESAVERDE TR 2	NM	RIO ARRIBA	N/A	N/A	0.005	N/A
SAN JUAN 29-7 PC: TR 11	NM	RIO ARRIBA	N/A	N/A	0.005	N/A

SAN JUAN 29-7 PC: TR 2	NM	RIO ARRIBA	N/A	N/A	0.005	N/A
SAN JUAN 29-7 UNIT 82B-DK GAS	NM	RIO ARRIBA	N/A	N/A	0.0015124	N/A
SAN JUAN 29-7 UT 155	NM	RIO ARRIBA	N/A	N/A	0.0025	N/A
SAN JUAN 29-7 UT 37A	NM	RIO ARRIBA	N/A	N/A	0.00375	N/A
SAN JUAN 29-7 UT 67A	NM	RIO ARRIBA	N/A	N/A	0.0075	N/A
SAN JUAN 29-7 UT NP 561	NM	RIO ARRIBA	N/A	N/A	0.0011875	N/A
DICKERSON 1-34	OK	WOODWARD	0.3013683	0.2563415	N/A	N/A
DUNCAN 1-21	OK	LA FLORE	0.3294784	0.243857	N/A	N/A
DUNCAN 2-21	OK	LA FLORE	0.49	0.3601383	N/A	N/A
DURFEY 1-14	OK	BEAVER	0.0693359	0.0579253	N/A	N/A
HARPER 1-20	OK	WOODWARD	0.1301756	0.0945202	N/A	N/A
ISAAC 1-7	OK	BEAVER	0.0231193	0.0174695	N/A	N/A
MILLER 1-29	OK	WOODWARD	0.1631522	0.1255946	N/A	0.000883
MILLER OSWEGO 1-29	OK	WOODWARD	0.1871843	0.1443242	N/A	0.000883
MUEGGENBORG 1C	OK	KINGFISHER	0.4331419	0.32995	N/A	N/A
OLSON 1-24	OK	MAJOR	0.0255	0.0223803	N/A	N/A
KEISHA #1	TX	-	0.005	0.004375	N/A	N/A
KEISHA #1	TX	-	N/A	0.004375	N/A	N/A
KRIS #1	TX	-	0.01	0.00875	N/A	N/A
KRIS #1	TX	-	N/A	0.00875	N/A	N/A
LAY A	TX	MIDLAND	N/A	0.0031641	N/A	N/A
LAY A	TX	MIDLAND	0.0031641	0.0031641	N/A	N/A
LAY B #1	TX	MIDLAND	N/A	0.0031641	N/A	N/A
LAY B #1	TX	MIDLAND	0.0031641	0.0031641	N/A	N/A
PATOS GAS UNIT #1	TX	-	N/A	N/A	0.0052119	N/A
PICA D-1	TX	-	0.1	0.075	N/A	N/A
STRAWN #1	TX	-	0.01	0.0075	N/A	N/A
ALEX MUELLER	TX	DE WITT	0.6	N/A	N/A	N/A
MARY KORTH	TX	DE WITT	0.6	N/A	N/A	N/A
RESPONDEK#1	TX	DE WITT	0.6	N/A	N/A	N/A
WEISCHWILL #1	TX	DE WITT	0.6	N/A	N/A	N/A
WIGGINS, A C	TX	DE WITT	0.2446229	0.1755179	N/A	N/A
WILSON EST 1	TX	-	0.063	0.04725	N/A	N/A
ALBERT SMITH 2-8C5	UT	DUCHESNE	N/A	N/A	N/A	0.000684
BELCHER 2-33B4	UT	DUCHESNE	N/A	N/A	N/A	0.003277
BISEL GURR 1-11A1	UT	UINTAH	N/A	N/A	N/A	0.0002787
BISEL GURR 2-11A1	UT	UINTAH	N/A	N/A	N/A	0.0002787
BLEAZARD 2-18 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0018187
BODRERO 1-15B3	UT	DUCHESNE	N/A	N/A	N/A	0.0003906
BODRERO 2-15B3	UT	DUCHESNE	N/A	N/A	N/A	0.0003906
BOLTON 2-29A1E	UT	UINTAH	N/A	N/A	N/A	0.0005951
BOREN 1-14A2	UT	DUCHESNE	N/A	N/A	N/A	0.000897
BOREN 1-24A2	UT	DUCHESNE	N/A	N/A	N/A	0.000256
BOREN 3-11A2	UT	DUCHESNE	N/A	N/A	N/A	0.000897
BOREN 3-15A2	UT	DUCHESNE	N/A	N/A	N/A	0.001025
BOREN 4-23A2	UT	DUCHESNE	N/A	N/A	N/A	0.001547
BOREN 4-9A2	UT	DUCHESNE	N/A	N/A	N/A	0.0007291
BOREN 5-22A2	UT	DUCHESNE	N/A	N/A	N/A	0.002243
BOWEN BASTIAN 1-14	UT	UINTAH	N/A	N/A	N/A	0.0004052
BOWMAN 5-5A2	UT	DUCHESNE	N/A	N/A	N/A	0.0014475
BROTHERSON 2-10 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0012153
BROTHERSON 2-22 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0006076
BROTHERSON 2-2B5	UT	DUCHESNE	N/A	N/A	N/A	0.0006222
BROTHERSON 2-35B5	UT	DUCHESNE	N/A	N/A	N/A	0.0002886
CHANDLER 2-5B4	UT	DUCHESNE	N/A	N/A	N/A	0.0004361

CHANDLER UNIT 1-5 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0004361
CHAPMAN 2-4B2	UT	DUCHESNE	N/A	N/A	N/A	0.001946
CHRISTENSEN 2-29A4	UT	DUCHESNE	N/A	N/A	N/A	0.0004559
CHRISTENSEN 2-8B3	UT	DUCHESNE	N/A	N/A	N/A	0.0009398
CLYDE MURRAY 1-2A2	UT	DUCHESNE	0.0036253	0.0031721	N/A	0.0013654
CORNABY 2-14A2 (RECOMP)	UT	DUCHESNE	N/A	N/A	N/A	0.000897
COX 2-36A2	UT	DUCHESNE	N/A	N/A	N/A	0.002535
CROOK UNIT 1-6B4	UT	DUCHESNE	N/A	N/A	N/A	0.0004735
CWU	UT	UINTAH	N/A	N/A	0.0021375	N/A
CWU	UT	UINTAH	N/A	N/A	0.0021375	N/A
DASTRUP 2-30A3	UT	DUCHESNE	N/A	N/A	N/A	0.000346
DAVID 3-7B2	UT	DUCHESNE	N/A	N/A	N/A	0.0013072
DILLMAN 2-28A2	UT	DUCHESNE	N/A	N/A	N/A	0.001828
DOYLE UNIT 1-10 B3	UT	DUCHESNE	N/A	N/A	N/A	0.000647
DR LONG 2-19A1E	UT	UINTAH	N/A	N/A	N/A	0.0008878
DUMP 2-20 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0005127
DUNCAN 3-1A2-K	UT	DUCHESNE	N/A	N/A	N/A	0.0007433
DUNCAN 4-2A2	UT	DUCHESNE	0.0037207	0.0039435	N/A	N/A
ELLSWORTH 1-20 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0024305
ELLSWORTH 2-16 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0009115
ELLSWORTH 2-17 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0018229
ELLSWORTH 2-19 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0035257
ELLSWORTH 2-8B4	UT	DUCHESNE	N/A	N/A	N/A	0.00227
ELLSWORTH 2-9B4-K	UT	DUCHESNE	N/A	N/A	N/A	0.0009114
ELLSWORTH 3-20B4	UT	DUCHESNE	N/A	N/A	N/A	0.0024305
ELLSWORTH UNIT 1-16 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0009114
ELLSWORTH UNIT 1-17 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0018229
ELLSWORTH UNIT 1-8 B4	UT	DUCHESNE	N/A	N/A	N/A	0.00227
ELLSWORTH UNIT 1-9 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0009114
FARNSWORTH 1-7B4	UT	DUCHESNE	N/A	N/A	N/A	0.0006073
FARNSWORTH 2-7 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0006073
FARNSWORTH UNIT 1-12 B5	UT	DUCHESNE	N/A	N/A	N/A	0.0003038
FARNSWORTH UNIT 1-13 B5	UT	DUCHESNE	N/A	N/A	N/A	0.0002986
FEE 14-05	UT	DUCHESNE	N/A	N/A	0.0005208	N/A
GALLOWAY 1-14B2	UT	DUCHESNE	N/A	N/A	N/A	0.000513
GALLOWAY 1-14B2	UT	DUCHESNE	0.0379783	0.0327894	N/A	N/A
GOODRICH 2-2B3	UT	DUCHESNE	N/A	N/A	N/A	0.0025505
GOODRICH ENTERPRISE 1-2	UT	DUCHESNE	N/A	N/A	N/A	0.0025504
GRIFFITH 1-33B4	UT	DUCHESNE	N/A	N/A	N/A	0.003277
HAMBLIN 2-26A2	UT	DUCHESNE	N/A	N/A	N/A	0.000482
HANSEN 1-16B3	UT	DUCHESNE	N/A	N/A	N/A	0.0011961
HANSEN 1-23B3	UT	DUCHESNE	N/A	N/A	N/A	0.0010254
HANSEN 1-24 B3	UT	DUCHESNE	N/A	N/A	N/A	0.0012817
HANSON 2-9 B3-R	UT	DUCHESNE	N/A	N/A	N/A	0.0009399
HANSON TRUST 1-5 B3	UT	DUCHESNE	N/A	N/A	N/A	0.0010263
HANSON TRUST 2-5 B3	UT	DUCHESNE	N/A	N/A	N/A	0.001026
HORROCKS 2-5B1E	UT	DUCHESNE	N/A	N/A	N/A	0.0003438
HUNT 1-21 B4	UT	DUCHESNE	N/A	N/A	N/A	0.0018229
HUNT 2-21B4	UT	DUCHESNE	N/A	N/A	N/A	0.0018229
IORG 2-10B3	UT	DUCHESNE	N/A	N/A	N/A	0.000647
J. ROBERTSON 1-1-B1	UT	UINTAH	N/A	N/A	N/A	0.001757
JENKINS 2-1 B3-R	UT	DUCHESNE	N/A	N/A	N/A	0.0014513
JENKINS 2-12 B3-R	UT	DUCHESNE	N/A	N/A	N/A	0.0013448
JENKINS UNIT 1-1 B3	UT	DUCHESNE	N/A	N/A	N/A	0.0014514

JESSEN 1-17A4	UT	DUCHESNE	N/A	N/A	N/A	0.002539
JESSEN 2-21 A 4	UT	DUCHESNE	N/A	N/A	N/A	0.003125
JOHN 2-3B2	UT	DUCHESNE	N/A	N/A	N/A	0.001945
JOHN 2-7B2	UT	DUCHESNE	N/A	N/A	N/A	0.001307
LABRUM 2-23A2	UT	DUCHESNE	N/A	N/A	N/A	0.001547
LAMB 2 16A2	UT	DUCHESNE	N/A	N/A	N/A	0.000677
LAMICQ 1-20A2	UT	DUCHESNE	N/A	N/A	N/A	0.004075
LAMICQ 2-20A2	UT	DUCHESNE	N/A	N/A	N/A	0.004075
LAMICQ 2-5 B2	UT	DUCHESNE	N/A	N/A	N/A	0.0012866
LAMICQ 2-6B1	UT	DUCHESNE	N/A	N/A	N/A	0.001158
LAMICQ ROBERTSON 1-1B2	UT	DUCHESNE	N/A	N/A	N/A	0.001443
LAMICQ ROBERTSON 2-1B2	UT	DUCHESNE	N/A	N/A	N/A	0.001443
LAMICQ URRUTY 3-17A2	UT	DUCHESNE	N/A	N/A	N/A	0.001746
LAMICQ URRUTY 4-17A2	UT	DUCHESNE	N/A	N/A	N/A	0.001746
LAMICQ URRUTY 4-5A2	UT	DUCHESNE	N/A	N/A	N/A	0.001411
LANDY 1-30A1E	UT	UINTAH	N/A	N/A	N/A	0.0008878
LANDY 2-30A1E	UT	UINTAH	N/A	N/A	N/A	0.0008878
LAZY 2-11B3	UT	DUCHESNE	N/A	N/A	N/A	0.000647
LINMAR 1-19B2	UT	DUCHESNE	N/A	N/A	N/A	0.0024473
LORANGER 2-24A2	UT	DUCHESNE	N/A	N/A	N/A	0.000256
LORANGER 6-22A2	UT	DUCHESNE	N/A	N/A	N/A	0.002243
MCFARLANE 1-4D6	UT	DUCHESNE	N/A	N/A	N/A	0.0004549
MECCA 2-8A2	UT	DUCHESNE	N/A	N/A	N/A	0.0024806
MECHAM, VIRGIL B 1-11A2	UT	DUCHESNE	N/A	N/A	N/A	0.000897
MEEKS 3-8B3	UT	DUCHESNE	N/A	N/A	N/A	0.0009399
MILES 2-1B5	UT	DUCHESNE	N/A	N/A	N/A	0.0008366
MONSEN 2-22 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0011393
MONSEN 3-27A3	UT	DUCHESNE	N/A	N/A	N/A	0.0006494
MONSEN UNIT 1-21 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0003418
MURDOCK 2-34 B5-R	UT	DUCHESNE	N/A	N/A	N/A	0.0001104
MURRAY 3-2A2	UT	DUCHESNE	0.0036253	0.0036253	N/A	0.0009122
NELSON 1-31A1E	UT	UINTAH	N/A	N/A	N/A	0.0016452
OMAN 2-32A4	UT	DUCHESNE	N/A	N/A	N/A	0.0009113
OWL 3-17C5	UT	DUCHESNE	N/A	N/A	N/A	0.0005127
PEARSON 2-11B2	UT	DUCHESNE	N/A	N/A	N/A	0.000684
POTTER 1-2 B5	UT	DUCHESNE	N/A	N/A	N/A	0.0006222
POTTER 2-6B4	UT	DUCHESNE	N/A	N/A	N/A	0.0004735
POWELL 2-33 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0013776
PRESCOTT 1-35Z1	UT	UINTAH	0.005354	0.0053306	N/A	N/A
R LLOYD 1-24A1E	UT	UINTAH	N/A	N/A	N/A	0.0019916
REARY 2-17A3	UT	DUCHESNE	N/A	N/A	N/A	0.0005024
RHOADES MOON 1-35B5	UT	DUCHESNE	N/A	N/A	N/A	0.0002928
ROBB 2-29 B5-R	UT	DUCHESNE	N/A	N/A	N/A	0.0002991
ROBERTSON UTE ST 1-12B1	UT	UINTAH	N/A	N/A	N/A	0.001538
RUDY UNIT 1-11 B3	UT	DUCHESNE	N/A	N/A	N/A	0.000647
RUST 3-4 B3	UT	DUCHESNE	N/A	N/A	N/A	0.0021724
RUST UNIT 1-4 B3	UT	DUCHESNE	N/A	N/A	N/A	0.0021724
SAM H U MONGUS 1-15A1	UT	DUCHESNE	0.0005469	0.0005469	N/A	0.0001025
SAM HOUSTON 24-4	UT	UINTAH	N/A	N/A	0.000875	N/A
SHRINERS 2-10C5	UT	DUCHESNE	1.473019	1.473
SLB 1-35A1	UT	DUCHESNE	N/A	N/A	N/A	0.000234
SMB UNIT 1-10A2	UT	DUCHESNE	N/A	N/A	N/A	0.000128
SMITH 1-31 B5	UT	DUCHESNE	N/A	N/A	N/A	0.0006836
SMITH, ALBERT 1-8C5	UT	DUCHESNE	N/A	N/A	N/A	0.000684
SQUIRES 3-8A2	UT	DUCHESNE	N/A	N/A	N/A	0.0024806
STATE 1-10A2	UT	DUCHESNE	N/A	N/A	N/A	0.000128

STEVENSON 3-29A3	UT	DUCHESNE	N/A	N/A	N/A	0.0011108
SUNDANCE 4 15A2 (BOREN)	UT	DUCHESNE	N/A	N/A	N/A	0.001025
SWYKES 2 21A2	UT	DUCHESNE	N/A	N/A	N/A	0.002433
TAYLOR, MAUREL FEE 1-36A2	UT	DUCHESNE	N/A	N/A	N/A	0.002535
TEW 1-1 B5	UT	DUCHESNE	N/A	N/A	N/A	0.0008365
TEW 1-15 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0008373
TODD 2-21A3	UT	DUCHESNE	N/A	N/A	N/A	0.0003418
UTE 1-29A1E	UT	UINTAH	N/A	N/A	N/A	0.0008168
UTE 1-30Z1	UT	DUCHESNE	0.0027255	0.0027255	N/A	N/A
UTE 3-12B3	UT	DUCHESNE	N/A	N/A	N/A	0.0013448
WADE COOK 2-14	UT	UINTAH	N/A	N/A	N/A	0.0004053
WALKER 1-14A1E	UT	UINTAH	N/A	N/A	N/A	0.0016063
WHITEHEAD 1-22 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0011393
WINKLER 2-28 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0006836
WINKLER, DUNCAN 1-28 A3	UT	DUCHESNE	N/A	N/A	N/A	0.0006836
WISSE 3-35A2	UT	DUCHESNE	N/A	N/A	N/A	0.0020508
YOUNG 2-15A3	UT	DUCHESNE	N/A	N/A	N/A	0.0008373
ANDERSON CANYON 10-29	WY	LINCOLN	0.0015	0.0012825	N/A	N/A
ANDERSON CANYON 11-29	WY	LINCOLN	0.0015	0.0012825	N/A	N/A
ANDERSON CANYON 20-29	WY	LINCOLN	N/A	N/A	0.0003938	N/A
ANDERSON CANYON 22-29	WY	LINCOLN
ANDERSON CANYON 41-29	WY	LINCOLN
ASH FIELD MINNELUSA UNIT	WY	-	0.0248114	0.04125	N/A	N/A
HANSON FED 20-01	WY	SUBLETTE	0.0075	0.0060375	N/A	N/A
KUEHNE RANCH UNIT SE	WY	CAMPBELL	0.0018064	0.0013773	0.0001083	N/A
KUEHNE RANCH UNIT SE	WY	CAMPBELL	0.0018064	0.0013773	0.0001083	N/A
LOST SOLDIER TR 9	WY	SWEETWATER	N/A	N/A	0.0001094	N/A
MAHONEY DOME UNIT	WY	CARBON	N/A	N/A	0.0006837	N/A
RENTUER 1-32	WY	CAMPBELL	N/A	0.1299744	N/A	N/A
RENTUER 1-32	WY	CAMPBELL	0.1299744	0.1069438	N/A	N/A
WOLF DRAW UNIT 41-24	WY	-	0.0001023	-	N/A	N/A